Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated December 27, 2006 relating to the financial statements of Tutogen Medical, Inc. appearing in the Prospectus, which is part of this Registration Statement, and of our report dated December 27, 2006 relating to the financial statement schedule appearing elsewhere in this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Orlando, Florida
December 27, 2006